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                       OPTION AND STOCK PURCHASE AGREEMENT
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                                  by and among
                            BROADCAST HOLDINGS, INC.

                             G. CABELL WILLIAMS, III

                      ALLIED CAPITAL FINANCIAL CORPORATION

                                       and

                             WYCB ACQUISITION CORP.

                          for the sale and purchase of
                                Station WYCB(AM)

                                Washington, D.C.

                          Dated as of November 19, 1997




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                                TABLE OF CONTENTS

                                                                            PAGE

1. RULES OF CONSTRUCTION.......................................................1
         1.1.   Defined Terms..................................................1
         1.2.   Other Definitions..............................................5
         1.3.   Number and Gender..............................................5
         1.4.   Headings and Cross-References..................................5
         1.5.   Computation of Time............................................5

2. ASSIGNMENT AND EXERCISE OF THE OPTION.......................................6
         2.1.   Assignment of Option Agreement.................................6
         2.2.   Exercise of the Option Agreement...............................6

3. PURCHASE PRICE AND METHOD OF PAYMENT........................................6
         3.1.   Consideration. ................................................6
         3.2.   Payment at Closing. ...........................................6
         3.3.   Security for the Promissory Note...............................6

4. FCC APPLICATION AND CLOSING.................................................7
         4.1.   FCC Application................................................7
         4.2.   Final Closing Date. ...........................................7

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY........................7
         5.1.   Existence, Power and Identity..................................7
         5.2.   Binding Effect.................................................8
         5.3.   No Violation...................................................8
         5.4.   Governmental Authorizations....................................8
         5.5.   Contracts......................................................9
         5.6.   Insurance......................................................9
         5.7.   Income Statements..............................................9
         5.8.   Employees. ...................................................10
         5.9.   Employee Benefit Plans........................................10
         5.10.  Environmental Protection......................................11
         5.11.  Compliance with Law...........................................11
         5.12.  Litigation....................................................12
         5.13.  Insolvency Proceedings........................................12
         5.14.  Sales Agreements..............................................12
         5.15.  Liabilities. .................................................13
         5.16.  Sufficiency of Assets.........................................13

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         5.17.  Certain Interests and Related Parties.........................13
         5.18.  Taxes.........................................................13
         5.19.  No Misleading Statements......................................14
         5.20.  Broker........................................................14
         5.21.  Subsidiaries/Affiliates.......................................14
         5.22.  Stock.........................................................14
         5.23.  Property......................................................14
         5.24.  Corporate Records.............................................15
         5.25.  Dividends and Other Distributions.............................15
         5.26.  Names; Principal Place of Business.  .........................15

6. REPRESENTATIONS WARRANTIES AND COVENANTS OF SHAREHOLDER....................15
         6.1.   Binding Effect................................................15
         6.2.   Ownership of Stock............................................15
         6.3.   Validity of Option Agreement.  ...............................16

7. BUYER'S REPRESENTATIONS WARRANTIES AND COVENANTS...........................16
         7.1.   Existence and Power. .........................................16
         7.2.   Binding Effect. ..............................................16
         7.3.   No Violation. ................................................16
         7.4.   Litigation. ..................................................16
         7.5.   Licensee Qualifications. .....................................16
         7.6.   Financial Qualifications......................................17
         7.7.   Subsidiary Status.............................................17

8. COVENANTS WITH RESPECT TO CONDUCT OF THE COMPANY...........................17
         8.1.   Access.  .....................................................17
         8.2.   Material Adverse Changes; Financial Statements................17
         8.3.   Conduct of Business...........................................17
         8.4.   Damage........................................................19
                     (a)  Risk of Loss. ......................................19
                     (b)  Failure of Broadcast Transmissions..................20
                     (c)  Resolution of Disagreements.........................20
                     (d)  Administrative Violations...........................20
         8.5.   Control of Station. ..........................................20
         8.6.   Cooperation with Respect to Financial and Tax Matters.........21
         8.7.   Bank Accounts.................................................21
         8.8.   Closing Obligations...........................................21
         8.9.   Time Brokerage and Operating Agreement........................21

9. CONDITIONS PRECEDENT.......................................................22
         9.1.   Mutual Conditions.............................................22
                     (a)  Approval of Transfer of Control Application. .......22

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                     (b)  Absence of Litigation. .............................22
         9.2.   Additional Conditions to Buyer's Obligation...................22
                     (a)  Representations and Warranties. ....................22
                     (b)  Compliance with Conditions. ........................22
                     (c)  Discharge of Liens. ................................22
                     (d)  Third-Party Consents................................23
                     (e)  Financial Statements. ..............................23
                     (f)  Sales and Customer Information......................23
                     (g)  Opinion of Company's Counsel. ......................23
                     (h)  Final Order.........................................25
                     (i)  Closing Documents. .................................25
                     (j)  Resignation of Directors and Officers...............25
                     (k)  Stock Certificates..................................25
                     (l)  Records.............................................25
                     (m)  Insurance Policies..................................25
                     (n)  Brokerage Fee. .....................................25
                     (o)  Accounts Payable....................................25
                     (p)  Trade and Barter....................................25
                     (q)  Allied Indebtedness.................................25
         9.3.   Additional Conditions to Company's Shareholder's and Allied's
                Obligation....................................................26
                     (a)  Representations and Warranties. ....................26
                     (b)  Compliance with Conditions. ........................26
                     (c)  Opinion of Buyer's Counsel. ........................26
                     (d)  Payment. ...........................................27
                     (e)  Closing Documents. .................................27
                     (f)  Accounts Receivable. ...............................27

10. INDEMNIFICATION...........................................................27
         10.1.  Obligations of Allied.........................................27
         10.2.  Obligations of Buyer..........................................28
         10.3.  Procedure.....................................................28
                     (a)  Notice. ............................................28
                     (b)  Defense. ...........................................28
         10.4.  Remedies Cumulative...........................................29
         10.5.  Notice........................................................29
         10.6.  Threshold Concerning Section 10.1.  ..........................29
         10.7.  Survival of Representations...................................29
         10.8.  Tax Returns...................................................29
                     (a)  Preparation and Filing of Returns for Pre-Closing
                          Periods.............................................29
                     (b)  Preparation and Filing of Returns for Post-Closing
                          Periods.............................................30
         10.9.  Allocation of Tax Liability...................................30
         10.10. Accounts Payable..............................................30

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11. DEFAULT AND REMEDIES......................................................30
         11.1.  Opportunity to Cure...........................................30
         11.2.  Company's, Shareholder's and Allied's Remedies. ..............31
         11.3.  Buyer's Remedies..............................................31

12. CANCELLATION OF AGREEMENT.................................................31
         12.1.  Termination of Agreement......................................31
                     (a)  Damage to Station...................................31
                     (b)  Mutual Consent......................................31
                     (c)  Material Breach.....................................31
                     (d)  Bankruptcy; Receivership............................32
                     (e)  FCC Approval........................................32

13. GENERAL PROVISIONS........................................................32
         13.1.  Fees..........................................................32
         13.2.  Notices.......................................................32
         13.3.  Assignment....................................................34
         13.4.  Exclusive Dealings............................................34
         13.5.  Third Parties.................................................34
         13.6.  Indulgences...................................................34
         13.7.  Prior Negotiations. ..........................................34
         13.8.  Schedules. ...................................................34
         13.9.  Entire Agreement; Amendment. .................................35
         13.10. Counsel.......................................................35
         13.11. Governing Law, Jurisdiction...................................35
         13.12. Severability..................................................35
         13.13. Counterparts..................................................35
         13.14. Further Assurances............................................35



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                               TABLE OF SCHEDULES


SCHEDULE 3.2             Promissory Note

SCHEDULE 3.3 (i)         Stock Pledge Agreement

SCHEDULE 3.3 (ii)        Guaranty and Security Agreement

SCHEDULE 3.3 (iii)       Warrant

SCHEDULE 5.1             Articles/Bylaws

SCHEDULE 5.4             FCC Licenses

SCHEDULE 5.5             Contracts

SCHEDULE 5.6             Insurance Policies

SCHEDULE 5.7             Bank Accounts

SCHEDULE 5.8             Employees

SCHEDULE 5.9             Employee Benefit Plans

SCHEDULE 5.10            Environmental Issues

SCHEDULE 5.12            Litigation

SCHEDULE 5.16            Condition of Assets

SCHEDULE 5.17            Certain Interests and Related Parties

SCHEDULE 5.23.1          Tangible Personal Property

SCHEDULE 5.23.2          Real Property

SCHEDULE 5.26            Company's Places of Business

SCHEDULE 9.2             Sales and Customer Information


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                       OPTION AND STOCK PURCHASE AGREEMENT

     This OPTION AND STOCK PURCHASE AGREEMENT is entered into as of this 19th day of November, 1997, by and among Broadcast Holdings, Inc., a District of Columbia corporation (the "Company"); G. Cabell Williams, III, an individual who resides at 5422 Albia Road, Bethesda, Maryland (the "Shareholder"); and Allied Capital Financial Corporation ("Allied"); and WYCB Acquisition Corp., a Delaware corporation (the "Buyer").

                                    RECITALS

     WHEREAS, Shareholder is the sole stockholder of the Company;

     WHEREAS, the Company is the licensee of Station WYCB(AM), Washington, D.C. (the "Station");

     WHEREAS, Shareholder granted Allied and certain of its affiliates ("Affiliates") an option dated March 13, 1990, to purchase all of the shares of stock of the Company owned by Shareholder and the Affiliates have assigned all right, title and interest in the option to Allied;

     WHEREAS, Allied wishes to assign the option to Buyer subject to the terms of this Agreement;

     WHEREAS, Buyer wishes to exercise the option subject to the terms of this Agreement;

     WHEREAS, Shareholder consents to the assignment of the option from Allied to Buyer, and the exercise thereof, subject to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and, intending to be legally bound hereby, the parties agree as follows:

1. RULES OF CONSTRUCTION.

     1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

     "ACCOUNTS PAYABLE" means the liabilities of the Company for services received or goods acquired arising from the Company's operation of the Station prior to Closing whether or not the Company has issued, prior to Closing, an invoice, bill or other statement reflecting the amount owed.

     "ACCOUNTS RECEIVABLE" means the cash accounts receivable of Company arising from Company's operation of the Station prior to Closing whether or not the Company has issued, prior


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to Closing,  an invoice,  bill or other  statement  reflecting  the amount owed.
After the Closing, Accounts Receivable shall mean cash accounts receivable of the Company generated by the Company after the Closing subject to a security interest as further set forth in the Guaranty and Security Agreement.

     "ADMINISTRATIVE VIOLATION" means those violations described in Section 8.4 hereof.

     "ALLIED" means Allied Capital Financial Corporation.

     AALLIED INDEBTEDNESS" means the amount, secured or unsecured, that the Company owes to Allied as of the Closing Date.

     "BUSINESS" means the business of Company consisting primarily of the operation of Radio Station WYCB(AM), Washington, D.C.

     "BUYER" means WYCB Acquisition Corp., a Delaware corporation, and a wholly-owned subsidiary of Radio One, Inc.

     "BUYER DOCUMENTS" means those documents, agreements and instruments to be executed and delivered by Buyer in connection with this Agreement as described in Section 7.2.

     "CASH FLOW" means cash received less cash operating expenses, shown as ?broadcast cash flow on the Company's Statements.

     "CLOSING" means the consummation of the Transaction (as hereinafter defined).

     "CLOSING DATE" means the date on which the Closing takes place, as determined pursuant to Section 4.2.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "COMMISSION" means the Federal Communications Commission.

     "COMMUNICATIONS ACT" shall mean the Communications Act of 1934, as amended.

     "COMPANY"   means  Broadcast   Holdings,   Inc.,  a  District  of  Columbia
corporation.

     "COMPANY DOCUMENTS" means those documents, agreements and instruments to be executed and delivered by Company in connection with this Agreement as described in Section 5.1.

     "CONTRACTS" means those contracts, leases and other agreements listed or described in Schedule 5.5 which are in effect on the date hereof as are entered into on or before the Closing Date


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consistent  with the  provisions  of Section 8.3 (n) hereof,  but not  including
Sales Agreements and Trade Agreements (as hereinafter defined).

     "ENCUMBRANCE" means any claim, charge, easement, encumbrance, security interest, lien, option or pledge imposed by agreement or law, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

     "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss. 6901 et seq., the Clean Water Act, as amended, 42 U.S.C. ss. 1251 et seq., the Clean Air Act, as amended, 42 U.S.C. ss. 7401 et seq., or any regulations or policies adopted pursuant to such laws.

     "FCC LICENSES" means all licenses, pending applications, permits and other authorizations issued by the Commission for the operation of the Station listed on Schedule 5.4.

     "FINAL ORDER" means any action that shall have been taken by the Commission (including action duly taken by the Commission's staff, pursuant to delegated authority) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for rehearing, appeal or certiorari or sua sponte action of the Commission with comparable effect shall be pending; and as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such sua sponte action by the Commission shall have expired or otherwise terminated.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, court or other entity that exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "HAZARDOUS SUBSTANCES" means any hazardous or toxic waste, substance or material or pollutant as defined under Environmental Laws.

     "INDEBTEDNESS" means any note, loan or other debt, whether secured or unsecured, for borrowed money.

     "LOSS" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.


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     "LAW"  means any  constitutional  provision,  statute or other  law,  rule, regulation, or interpretation of any governmental entity and any order, including any order of any governmental agency.

     "MATERIAL   CONTRACTS"   means  those  leases,   contracts  and  agreements
specifically designated in Schedule 5.5 as being "Material Contracts."

     "OPTION AGREEMENT" means the option granted March 13, 1990, by Shareholder to Allied Investment Corporation and Allied Financial Services Corporation to purchase all of the issued and outstanding shares of the Company for the sum of Ten Dollars ($10.00).

     "PROMISSORY NOTE" means the note described in Section 3.2.

     "PURCHASE PRICE" shall mean the total consideration paid by Buyer to acquire the Option Agreement and to satisfy certain Indebtedness, pursuant to
Section 3.

     "RADIO ONE, INC." means a Delaware corporation which is the parent of Buyer.

     "SALES AGREEMENTS" means agreements entered into by Company for the sale of time on the Station for cash, as described in Section 5.14.

     "GUARANTY AND SECURITY AGREEMENT" means the agreement described in Section 3.3.

     "SHARES" means all the issued and outstanding shares of capital stock of Company.

     "SPECIFIED EVENT" means those broadcast  transmission failures described in
Section 8.4(b).

     "STATION RECORDS" means those documents that have been maintained in the Station's public file pursuant to the rules of the FCC, the operating and maintenance logs of the Station, any program logs and the books of account of the operation of the Station.

     "STOCK PLEDGE AGREEMENT" means the agreement for the pledge of stock of the Company described in Section 3.3.

     "STUDIO SITE" means the real estate located at 1025 Vermont Avenue, Washington, D.C. that is currently used as the Station's studio and office facilities.

     "TANGIBLE PERSONAL PROPERTY" means all tangible personal property and fixtures used or useful in the operation of the Business, including the property and assets listed or described in Schedule 5.23.1, together with supplies, inventory, spare parts and replacements thereof and improvements and additions thereto made between the date hereof and the Closing Date.


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     "TRADE AGREEMENTS" means agreements entered into by Company for the sale of time on the Station in exchange for merchandise or services.

     "TRADE BALANCE" means the difference between the aggregate value of time owed pursuant to the Trade Agreements and the aggregate value of goods and services to be received pursuant to the Trade Agreements, as computed in accordance with the Station's customary bookkeeping practices. The Trade Balance is "negative" if the value of time owed exceeds the value of goods and services to be received. The Trade Balance is "positive" if the value of time owed is less than the value of goods and services to be received.

     "TRANSACTION" means the assignment of the Option Agreement to Buyer and acquisition of the Shares by Buyer as contemplated by this Agreement and the respective obligations of Company, Shareholder, Allied, and Buyer set forth herein.

     "TRANSFER OF CONTROL APPLICATION" means the application on FCC Form 315 that Shareholder, Company and Buyer shall join in and file with the Commission requesting its consent to the transfer of control of Company to Buyer.

     "TRANSMITTER SITE" means the real estate located at Walker Mill Road, District Heights, Maryland that is currently used as the Station's transmitter site.

     "WARRANT" means the contingent warrant issued by Radio One, Inc. described in Section 3.3.

     1.2. OTHER DEFINITIONS. Other capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

     1.3. NUMBER AND GENDER. Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.

     1.4. HEADINGS AND CROSS-REFERENCES. The headings of the Sections and Paragraphs hereof, the Table of Contents, and the Table of Schedules, have been included for convenience of reference only, and shall in no way limit or affect the meaning or interpretation of the specific provisions of this Agreement. All cross-references to Sections or Paragraphs herein shall mean the Sections or Paragraphs of this Agreement unless otherwise stated or clearly required by the context. All references to Schedules herein shall mean the Schedules to this Agreement. Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated or clearly required by the context. The term "including" means "including without limitation."

     1.5. COMPUTATION OF TIME. Whenever any time period provided for in this Agreement is measured in "business days" there shall be excluded from such time period each day that is a


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Saturday,  Sunday,  recognized federal legal holiday,  or other day on which the
Commission's offices are closed and are not reopened prior to 5:30 p.m. Washington, D.C. time. In all other cases all days shall be counted.

2. ASSIGNMENT AND EXERCISE OF THE OPTION.

     2.1. ASSIGNMENT OF OPTION AGREEMENT.

          (a) Allied hereby irrevocably assigns the Option Agreement to Buyer on the terms and conditions described herein and contingent on receipt of the Promissory Note described in Section 3.2.

          (b) Shareholder consents to the assignment of the Option Agreement from Allied to Buyer on the terms and conditions described herein.

     2.2. EXERCISE OF THE OPTION AGREEMENT.

          (a) Buyer hereby exercises the option to purchase the Shares from Shareholder with the concurrent payment of Ten Dollars ($10.00) and by executing this Agreement Shareholder acknowledges that the notice requirement in paragraph two of the Option Agreement is satisfied.

          (b) Shareholder consents to Buyer's exercise of the option on the terms and conditions described herein.

3. PURCHASE PRICE AND METHOD OF PAYMENT.

     3.1. CONSIDERATION. The Purchase Price for the Option Agreement and Acquisition of the Shares shall be Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) payable as set forth in this Section 3.

     3.2. PAYMENT AT CLOSING. At Closing, Buyer shall execute a Promissory Note, in the form attached hereto as Schedule 3.2, in the principal amount of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000). The Promissory Note shall bear an interest rate of Thirteen Percent (13%) per annum payable quarterly in cash on the basis of Ten Percent (10%) per annum with the balance thereof of Three Percent (3%) per annum accrued from the date of issuance of the Note and compounded quarterly. Any and all outstanding principal of the Promissory Note together with all accrued and unpaid interest thereon shall be due and payable on the third anniversary of the Closing.

     3.3. SECURITY FOR THE PROMISSORY NOTE. The Promissory Note shall be secured by: (i) a pledge by Buyer of all of the outstanding shares of capital stock of the Company to be evidenced by a Stock Pledge Agreement executed as of the Closing in the form attached hereto as Schedule 3.3(i), (ii) a security interest in substantially all of the tangible and intangible assets of the Company, excluding any LMA Agreement between the Buyer and Radio One, Inc., and/or Company, evidenced


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by a Guaranty and Security Agreement in the form attached hereto as Schedule 3.3
(ii), and (iii) a contingent Warrant in the form attached hereto as Schedule 3.3
(iii) issued by Radio One, Inc., to be exercised for the number of shares of Radio One, Inc., having a liquidation value of up to Four Million Dollars ($4,000,000) but only to be exercised upon a default under the Promissory Note where foreclosure on the stock or assets of the Company as further set forth in the Warrant, are insufficient to cover the full amount of the Promissory Note.

4. FCC APPLICATION AND CLOSING.

     4.1. FCC APPLICATION. Within five (5) business days of the execution of this Agreement Buyer, Shareholder and the Company will join in filing the Transfer of Control Application. Buyer, Company and Shareholder diligently shall take or cooperate in the taking of all steps which are reasonably necessary or appropriate to expedite the prosecution and grant of the Application. Neither Buyer, Company nor Shareholder by commission or omission shall knowingly impair its qualifications as a transferor or transferee of the FCC Licenses. Company will promptly provide Buyer with a copy of any pleading, order, or other document served on it relating to the Transfer of Control Application. Company will use its best efforts and otherwise cooperate with Buyer in responding to any information requested by the FCC related to the Transfer of Control Application, in making any amendment to this Agreement requested by the FCC which does not adversely affect Company in a material manner, and in defending against any petition, complaint, or objection which may be filed against the Transfer of Control Application. In the event the Transfer of Control Application as tendered is rejected for any reason, the party liable for the rejection shall take all reasonable steps to cure the basis for denial provided that in no event shall any party be required to take any action which would be materially adverse to that party's interest. Company and Buyer shall share equally in the amount of any Commission filing fee.

     4.2. FINAL CLOSING DATE. Closing of the purchase of the Shares under this Agreement shall take place within ten (10) business days after the FCC's approval of the Transfer of Control Application becomes a Final Order at the offices of Davis Wright Tremaine LLP, 1150 Connecticut Avenue, N.W., Washington, D.C. 20036, or at such other time or place as the parties may agree.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY.

     The Company hereby makes to and for the benefit of Buyer, the following representations, warranties and covenants:

     5.1. EXISTENCE, POWER AND IDENTITY. The Company is a corporation duly organized and validly existing under the laws of the District of Columbia with full corporate power and authority (a) to own, lease and use its properties and assets, (b) to conduct the business and operation of the Station as currently conducted, (c) to execute and deliver this Agreement and each other document, agreement and instrument to be executed and delivered by Company in connection with this Agreement (collectively, the "Company Documents"), and to perform and comply with all of the terms, obligations and covenants to be performed and complied with by Company hereunder and thereunder and (d) true and correct copies of the Company?s Articles of Incorporation and Bylaws are attached as Schedule 5.1.

     5.2. BINDING EFFECT. The execution, delivery and performance by Company of this Agreement has been and the Company Documents will be duly authorized by all necessary corporate action, and copies of those authorizing resolutions, certified by Company's Secretary shall be delivered to Buyer at Closing. No other corporate action by Company is required for Company's execution, delivery and performance of this Agreement or any of Company Documents. This Agreement has been duly and validly executed and delivered by Company to Buyer and constitutes  a legal,  valid and  binding  obligation  of  Company,  enforceable against Company in accordance with its terms, subject to bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and similar laws relating to or affecting creditors, and other obligees' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

     5.3. NO VIOLATION. None of (i) the execution, delivery and performance by Company of this Agreement or any of the Company Documents, (ii) the consummation of the Transaction, or (iii) Company's compliance with the terms or conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms or conditions of, constitute a default under, or violate (a) Company's articles of incorporation or bylaws, (b) any judgment, decree, order, consent, agreement, lease or other instrument (including any Material Contract) to which Company is a party or by which Company or its Business may be legally bound or affected, or (c) any law, rule, regulation or ordinance of any Governmental Authority applicable to Company or its Business or the operation of the Station.

     5.4. GOVERNMENTAL AUTHORIZATIONS. Except for the FCC Licenses or as set forth on Schedule 5.4 hereto, no licenses, permits, or authorizations from any Governmental Authority are required to own, use or operate the Station or to conduct the Business as currently operated and conducted by Company. The FCC Licenses are all the Commission authorizations held by Company with respect to the Station, and are all the Commission authorizations used in or necessary for the lawful operation of the Station as currently operated by Company. The FCC Licenses are in full force and effect, are subject to no conditions or restrictions other than those of general applicability and are unimpaired by any acts or omissions of Company, Company's officers, employees or agents. Company has delivered true and complete copies of all FCC Licenses to Buyer. There is not pending or, to the knowledge of Company, threatened, any action by or before the Commission or any other Governmental Authority to revoke, cancel, rescind or modify any of the FCC Licenses (other than proceedings to amend Commission rules of general applicability or otherwise affecting the broadcast industry generally), and there is not now issued, outstanding or pending or, to the knowledge of Company, threatened, by or before the Commission or any other Governmental Authority, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Company or otherwise with respect to the Station. The Station is operating in material compliance with all FCC Licenses, the Communications Act and the published rules, regulations, and policies of the Commission. The Commission's most recent renewals of the FCC Licenses were not challenged by any petition to deny or any competing application. Company has no knowledge of any facts relating to it that, under the Communications Act or the published rules, regulations, and policies of the Commission would constitute cause for the Commission to deny Commission renewal of the FCC Licenses or deny Commission consent to the Transaction.

     5.5. CONTRACTS. Schedule 5.5 lists all Contracts to which Company is a party for which a payment greater than $500 is due for the unexpired term thereof. The Company has provided Buyer access to copies of all such Contracts. The Contracts so furnished to Buyer have not been amended or terminated and are in full force and effect. Company has identified each contract which is a Material Contract with an asterisk on Schedule 5.5.

     5.6. INSURANCE. Schedule 5.6 lists all insurance policies held by Company with respect to the Business and operation of the Station. Such insurance policies are in full force and effect, all premiums with respect thereto are currently paid and Company is in compliance with the terms thereof. Company has not received any notice from any issuer of any such policies of its intention to cancel, terminate, or refuse to renew any policy issued by it. Company will maintain the insurance policies listed on Schedule 5.6 in full force and effect through the Closing Date.

     5.7. INCOME STATEMENTS.

          (a) Company has furnished Buyer with the unaudited cash-based income statements (the "Statements") for the calendar years 1993, 1994, 1995 and 1996. The Statements fairly present Company's income received and cash expenses of the Station (not including interest, taxes or depreciation and amortization) as of the dates and for the periods indicated. From December 31, 1996 to the date of execution of this Agreement, there has been no material adverse change to the condition of the assets of the Station.

          (b) From December 31, 1996 to the date of execution of this Agreement,
(i) Company has not made any contract, agreement or commitment or incurred any obligation or liability (contingent or otherwise), except in the ordinary course of business and consistent with past business practices, or (ii) there has not been any discharge or satisfaction of any obligation or liability owed by Company, which is not in the ordinary course of business or which is inconsistent with past business practices.

          (c) Company maintains only the bank accounts as shown in Schedule 5.7 and no other bank accounts of any kind. Buyer has been provided with bank statements, dated as indicated on Schedule 5.7, related to such accounts (the "Bank Statements"). Except as shown on such Bank Statements or on Schedule 5.7, and, with respect to items which have not cleared as of the last Bank Statements, as shown on the Company's cash receipts and disbursements journal, there have been no material receipts or disbursements, whether by cash or check, by the Company of any kind except as specifically permitted hereunder. Since the date of the last of the Bank Statements furnished to Buyer by the Company, no checks have been issued for any purpose other than in the ordinary course of business except as specifically permitted hereunder.

     5.8. EMPLOYEES. Except as otherwise listed in Schedule 5.8, (a) no employee of Company is represented by a union or other collective bargaining unit, no application for recognition as a collective bargaining unit has been filed with the National Labor Relations Board, and, to the knowledge of Company, there has been no concerted effort to unionize any of Company's employees and (b) Company has no other written or oral employment agreement or arrangement with any Company employee, and no written or oral agreement concerning bonus, termination, hospitalization or vacation. As of this date there is no and at the time of Closing there will not be any consideration of whatever nature due and owing by Allied, Shareholder or the Company to any employee of the Company whose employment is to be terminated effective as of the Closing except regular salary payments which shall be satisfied by Allied at the end of such employee's regular pay period. Included in Schedule 5.8 is a list of all persons currently employed at Company together with an accurate description of the material terms and conditions of their respective employment as of the date of this Agreement. Company will promptly advise Buyer of any changes that occur prior to Closing with respect to such information, provided, that Company, Shareholder and Allied have no obligation to induce any Company employee to remain employed until the Closing Date, nor any obligation to Buyer to retain any or all of the employees until the Closing Date in the event any or all of such employees choose to resign provided, however, that neither Company Shareholder nor Allied will encourage employees to seek other employment. Within five (5) days of the filing of the application specified in Section 4.1, Allied will provide written notice to each employee that he or she may be terminated by Buyer effective as of the Closing.

     5.9. EMPLOYEE BENEFIT PLANS.

          (a) Except as described in Schedule 5.9, Company has not at any time established, sponsored, maintained, or made any contributions to, or been a party to any contract or other arrangement or been subject to any statute or rule requiring it to establish, maintain, sponsor, or make any contribution to,
(i) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA")) ("Pension Plan"); (ii) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) ("Welfare Plan"); or (iii) any deferred compensation, bonus, stock option, stock purchase, or other employee benefit plan, agreement, commitment, or arrangement ("Other Plan"). Company has no obligation or liability (whether accrued, absolute, contingent, or unliquidated, whether or not known, and whether due or to become due) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA), or Other Plan that is not listed in Schedule 5.9.

          (b) Each plan or arrangement listed in Schedule 5.9 (and any related trust or insurance contract pursuant to which benefits under such plans or arrangements are funded or paid) has been administered in all material respects in compliance with its terms and in both form and operation is in compliance with applicable provisions of ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1986 and regulations thereunder, and other applicable law. Each Pension Plan listed in Schedule 5.9 has been determined by the Internal Revenue Service to be qualified under Section 401(a) and, if applicable, Section 401(k) of the Code, and nothing has occurred or been omitted since the date of the last such determination that resulted or could result in the revocation of such determination. To its knowledge Company has made all required contributions or payments to or under each plan or arrangement listed in Schedule 5.9 on a timely basis.

          (c) The consummation of this Agreement (and the continued employment by Buyer of the employees of Company) will not result in any liability to Buyer for taxes, penalties, interest or any other claims resulting from any employee benefit plan (as defined in Section 3(3) of ERISA) or Other Plan. In addition, Company makes the following representations to the best of its knowledge (i) as to all of its Pension Plans: (a) Company has not become liable to the PBGC under ERISA under which a lien could attach to the assets of Company; (b) Company has not ceased operations at a facility so as to become subject to the provisions of
Section 4062(e) of ERISA; and (c) Company has not made a complete or partial withdrawal from a multi-employer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA, and (ii) all group health plans maintained by Company have been operated in material compliance with Section 4980B(f) of the Code.

     5.10. ENVIRONMENTAL PROTECTION. Except as set forth on Schedule 5.10, to the knowledge of Company (a) no Hazardous Substances have been treated, stored, used, released or disposed of on the Studio Site or Transmitter Site in any manner that would cause Company to incur material liability under any Environmental Laws; (b) Company is not liable for cleanup or response costs with respect to any present or past emission, discharge, or release of any Hazardous Substances; (c) no "underground storage tank" (as that term is defined in regulations promulgated by the federal Environmental Protection Agency) is used in the operation of the Station or is located on the Studio Site or the Transmitter Site; (d) there are no pending actions, suits, claims, legal proceedings or any other proceedings based on environmental conditions or noncompliance at the Studio Site or Transmitter Site, or any part thereof, or otherwise arising from Company's activities involving Hazardous Substances; (e) no notice, summons, citation, directive, letter or other communication regarding Hazardous Substances has been received from any party concerning any intentional or unintentional action or omission on the part of the Company; (f) there are no conditions, facilities, procedures or any other facts or circumstances at the Studio Site or Transmitter Site which constitute material noncompliance with Environmental Laws; and (g) there are no structures, improvements, equipment, activities, fixtures or facilities at the Studio Site or Transmitter Site which are constructed with, use or otherwise contain Hazardous Substances, including, but without limitation, friable asbestos or material amounts of polychlorinated biphenyls.

     5.11. COMPLIANCE WITH LAW. To the Company's knowledge there is no outstanding complaint, citation, or notice issued by any Governmental Authority asserting that Company is in material violation of any law, regulation, rule, ordinance, order, decree or other material requirement of any Governmental Authority (including any applicable statutes, ordinances or codes relating to zoning and land use, health and sanitation, environmental protection, occupational safety and the use of electric power) affecting the Business or operations of the Station, and Company is in material compliance with all such laws, regulations, rules, ordinances, decrees, orders and requirements. Without limiting the foregoing:

          (a) The Station's transmitting and studio equipment is in all material respects operating in accordance with the terms and conditions of the FCC Licenses, and the rules, regulations, and policies of the Commission, including all requirements concerning equipment authorization and human exposure to radio frequency radiation.

          (b) Company has, in the conduct of the Business, materially complied with all applicable laws, rules and regulations relating to the employment of labor, including those concerning wages, hours, equal employment opportunity, collective bargaining, pension and welfare benefit plans, and the payment of Social Security and similar taxes, and Company is not liable for any arrears of wages or any tax penalties due to any failure to comply with any of the foregoing.

          (c) All ownership reports, employment reports, tax returns and other material documents required to be filed by Company with the Commission or other Governmental Authority have been filed; such reports and filings are accurate and complete in all material respects; such material items as are required to be placed in the Station's local public inspection file have been placed in such file; all proofs of performance and measurements that are required to be made by Company with respect to the Station's transmission facilities have been completed and filed at the Station; and all material information contained in the foregoing documents is true, complete and accurate as of the date thereof.

          (d) Company has paid to the Commission the regulatory fees due for the Station for the years 1994-96 and will timely pay the regulatory fee due for 1997.

     5.12. LITIGATION. Except for proceedings affecting radio broadcasters generally and except as set forth on Schedule 5.12, there is no litigation, complaint, investigation, suit, claim, action or proceeding pending, or to the knowledge of Company, threatened before or by the Commission, any other Governmental Authority, or any arbitrator or other person or entity relating to the Business or the operations of the Station. Except as set forth on Schedule 5.12, there is no other litigation, action, suit, complaint, claim, investigation or proceeding pending, or to the knowledge of Company, threatened that may give rise to any claim against the Business or adversely affect Company's ability to consummate the Transaction as provided herein.

     5.13. INSOLVENCY PROCEEDINGS. No insolvency proceedings of any character, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Company, the Business or the Station are pending or, to the knowledge of Company, threatened. Company has not made an assignment for the benefit of creditors.

     5.14. SALES AGREEMENTS. The Sales Agreements in existence on the date hereof have been entered into in the ordinary course of the Business, at rates consistent with Company's usual past practices and each Sales Agreement is for a term no longer than 13 weeks or, if longer, is terminable by the Station upon not more than 15 days notice.

     5.15. LIABILITIES. Except for the Allied Indebtedness and payables arising in the ordinary course of business, there are no known liabilities or obligations of Company relating to the Business or the Station, whether related to tax or non-tax matters, except taxes not due to be paid.

     5.16. SUFFICIENCY OF ASSETS. Except as disclosed separately in Schedule 5.16, the material assets currently used in the Business are in working condition and are in operation and use in the ordinary course of the Business and are sufficient for the operation of the Business as currently conducted. The material broadcast-related assets of the Business are and, on the Closing Date will be, sufficient to conduct the operation and business of the Station in the manner in which it is currently being conducted; and no material adverse change shall have occurred to the condition of such related broadcast assets.

     5.17.  CERTAIN  INTERESTS  AND  RELATED  PARTIES.  Except  as set  forth in
Schedule 5.17 and except for the fact that Shareholder is an officer, director and principal of Allied, (a) Shareholder has neither any material interest in any property used in or pertaining to the Business, nor is indebted or otherwise obligated to Company; (b) Company is not indebted or otherwise obligated to Shareholder or others except for amounts due under arrangements made in the ordinary course of business as to salary or reimbursement of ordinary business expenses not unusual in amount or significance; (c) neither Company nor any shareholder, officer or director of Company has any interest whatsoever in any corporation, firm, partnership or other business enterprise which has had any business transactions with Company relating to the Business or the Station; and
(d) no shareholder of Company has entered into any transactions with Company relating to the Business or the Station. The consummation of the transactions contemplated by this Agreement will not (either alone, or with the occurrence of any termination or constructive termination of any arrangement, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from Company to Shareholder after the Closing Date.

     5.18. TAXES. The Company has timely filed with all appropriate Governmental Authority all federal, state, local, and other tax or information returns and tax reports (including, but not limited to, all income tax, unemployment compensation, social security, payroll, sales and use, profit, excise, privilege, occupation, property, ad valorem, franchise, license, school and any other tax under the laws of the United States or of any state or any municipal entity or of any political subdivision with valid taxing authority) due for all periods ended on or before the date hereof. To Company's knowledge, Company has paid in full all federal, state, commonwealth, foreign, local and other governmental taxes, estimated taxes, interest, penalties, assessments and deficiencies (collectively, "Taxes") which have become due pursuant to such returns or without returns or pursuant to any assessments received by Company. To Company's knowledge such returns and forms are true, correct and complete in all material respects, and Company has no liability for any Taxes in excess of the Taxes shown on such returns. Company is not a party to any pending action or proceeding and, to the knowledge of Company, there is no action or proceeding threatened by any Governmental Authority against Company for assessment or collection of any Taxes, and no unresolved claim for assessment or collection of any Taxes has been asserted against Company. The Company has not executed any agreement with any Governmental Authority extending the period for assessment or collection of any Taxes. There are no liens for any Taxes on the assets of the Company.

     5.19. NO MISLEADING STATEMENTS. No provision of this Agreement relating to Company, the Business, or Station or any Schedule contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading, and Company will promptly disclose to Buyer any material fact that Company is obligated to disclose to assure the continuing accuracy of the representations and warranties contained in this Section 5 until the Closing Date. All Schedules attached hereto are materially accurate and complete as of the date hereof.

     5.20. BROKER. With the exception of Shareholder's and Company's brokerage arrangement with Blackburn & Co., Inc. there is no broker or finder or other person who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of or action taken by Company. Allied will pay the brokerage fee due Blackburn & Co., Inc. at Closing.

     5.21. SUBSIDIARIES/AFFILIATES. The Company does not have any subsidiaries or affiliates. The Company does not hold title to the stock of any other corporation.

     5.22. STOCK. The authorized capital stock of Company consists of 1,000 shares of common stock and 500,000 shares of preferred stock. There are currently 100 shares of issued and outstanding common stock all of which are owned by Shareholder and no shares of preferred stock of the Company are issued and outstanding. At the Closing, Buyer will acquire good and marketable title to and complete ownership of the Shares, free and clear of any Encumbrance. Other than the Option Agreement, the Company has no outstanding options, subscriptions, warrants, calls, commitments or agreements to issue or to repurchase any shares of its stock or other securities, including any right of conversion or exchange under any outstanding security or other instrument. There are no unsatisfied preemptive rights in respect of the Shares.

     5.23. PROPERTY. Schedule 5.23.1 lists the tangible personal property of Company. The Company has and will have at Closing good and marketable title to all of its assets, free and clear of all Encumbrances of any nature whatsoever, except for taxes, assessments, governmental charges or levies on its property, if such assessments, governmental charges or levies shall not at the time be due and delinquent and except as permitted by agreements between the parties. The Company owns or licenses all material trademarks, trade names, service marks, copyrights, and all computer programs, software and other intangible rights and property necessary to conduct its business in the ordinary course consistent with past practices. All real estate owned or leased by Company is separately listed on Schedule 5.23.2 and all material leasehold properties held by Company as lessee are held under valid, binding and enforceable leases, subject only to such exceptions as are not, individually or in the aggregate, material to the Business. To the knowledge of the Company neither the whole nor any portion of any of the leased real property is subject to any pending condemnation or similar proceeding by any Governmental Authority. The Company has all consents, permits, licenses or certificates of occupancy pertaining to the operations conducted on any leased real property the absence of which would have a material adverse effect on the business, operations or financial condition of the Company. The Company has not received written notification specifying the existence of any violation (which has not been cured) of any building, zoning or other law, ordinance or regulation in respect of the leased real property or structures thereon or the use thereof.

     5.24. CORPORATE RECORDS. The corporate records of Company have been made available to Buyer and accurately represent the status of Company in all material respects.

     5.25. DIVIDENDS AND OTHER DISTRIBUTIONS. There has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid subsequent to the date of the most recent Statement described in Section 5.7, except as specifically permitted herein.

     5.26. NAMES; PRINCIPAL PLACE OF BUSINESS. The addresses of Company's chief executive office and all of Company's additional places of business, and of all places where any of the tangible personal property of Company is now located, or has been located during the past 180 days, are correctly listed in Schedule
5.26. During the past five years, Company has not been known by or used, nor, to the best of Company's knowledge, has any prior owner of the Station been known by or used, any corporate, partnership, fictitious or other name in the conduct of the Station's business or in connection with the ownership, use or operation of the Station, except WYCB-AM or Broadcast Holdings, Inc.

6. REPRESENTATIONS WARRANTIES AND COVENANTS OF SHAREHOLDER.

     The Shareholder hereby makes to and for the benefit of Buyer, the following representations and warranties:

     6.1. BINDING EFFECT. This Agreement constitutes the legally valid and binding obligation of Shareholder, enforceable against him in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     6.2. OWNERSHIP OF STOCK. Shareholder is the sole shareholder of the Company and Shareholder holds title to 100 shares of common stock and no shares of preferred stock. Such shares are owned free and clear of any Encumbrance. The Shares are validly issued, fully paid and nonassessable. Other than the Option Agreement, Shareholder is not a party to any outstanding options, subscriptions, warrants, calls, commitments or agreements relating to the disposition of any shares of stock in the Company, including any right of conversion or exchange under any outstanding security or other instrument. There are no preemptive rights to which Shareholder is entitled pursuant to the Articles of Incorporation.

     6.3. VALIDITY OF OPTION AGREEMENT. The Option Agreement is in full force and effect and has not been previously exercised, revoked, canceled or terminated.

7. BUYER'S REPRESENTATIONS WARRANTIES AND COVENANTS. Buyer hereby makes to and for the benefit of Company and Shareholder, the following representations, warranties and covenants:

     7.1. EXISTENCE AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to assume and perform this Agreement.

     7.2. BINDING EFFECT. The execution, delivery and performance by Buyer of this Agreement, and each other document, agreement and instrument to be executed and delivered by Buyer in connection with this Agreement, specifically including without limitation the Note, the Guaranty and Security Agreement, the Stock Pledge Agreement and the UCC's, (collectively, the "Buyer Documents") has been or will be duly authorized by all necessary corporate action, and copies of resolutions of the Buyer's Board of Directors, certified by Buyer's Secretary, shall be delivered to Shareholder at Closing. No other corporate action by Buyer is required for Buyer's execution, delivery and performance of this Agreement or any of the Buyer Documents. This Agreement has been, and each of the Buyer Documents will be, duly and validly executed and delivered by Buyer to Company and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and similar laws relating to or affecting creditors' and other obligees' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

     7.3. NO VIOLATION. None of (a) the execution, delivery and performance by Buyer of this Agreement or any of the Buyer Documents, (b) the consummation of the Transaction, or (c) Buyer's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms or conditions of, constitute a default under, or violate (i) Buyer's articles of incorporation or bylaws or (ii) any judgment, decree, order, consent agreement, indenture, lease or other instrument to which Buyer is a party or by which Buyer is legally bound.

     7.4. LITIGATION. There is no litigation, action, suit, complaint, proceeding or investigation, pending or, to the knowledge of Buyer, threatened that may adversely affect Buyer's ability to consummate the Transaction as provided herein. Buyer is not aware of any facts that could reasonably result in any such proceedings.

     7.5. LICENSEE QUALIFICATIONS. To the knowledge of Buyer there is no fact that would, under the rules and regulations of the Commission, disqualify Buyer from being the transferee of the Shares or the owner and operator of the Station. Should Buyer become aware of any such fact, it will promptly inform Company, and Buyer will use commercially reasonable efforts to remove any such disqualification. Buyer will not take any action that Buyer knows, or has reason to believe, would result in such disqualification.

     7.6. FINANCIAL QUALIFICATIONS. Buyer has the financial capacity to perform its obligations hereunder.

     7.7. SUBSIDIARY STATUS. As of the Closing, Buyer will be an Unrestricted Subsidiary as such term is defined in the Indenture dated as of May 15, 1997, with respect to Radio One, Inc.'s 12% Senior Subordinated Notes due 2004.

8. COVENANTS WITH RESPECT TO CONDUCT OF THE COMPANY.

     8.1. ACCESS. Between the date hereof and the Closing Date, Company shall give Buyer and representatives of Buyer reasonable access during normal business hours to the Business, the Station, the employees of Company (with the prior consent of Company not to be unreasonably withheld) and the books and records of Company relating to the Business and the operation of the Station. It is expressly understood that, pursuant to this Section, Buyer, at its expense, shall be entitled to conduct such engineering inspections of the Station, such environmental assessments and surveys of the Studio Site and the Transmitter Site (subject to the landlord's prior approval, which Company will cooperate in obtaining, and provided Buyer restores such sites after such assessments), and such reviews of Company's financial records as Buyer may desire, so long as the same do not unreasonably interfere with Company's operation of the Business. No inspection or investigation made by or on behalf of Buyer, or Buyer's failure to make any inspection or investigation, shall affect Company's representations, warranties and covenants hereunder or be deemed to constitute a waiver of any of those representations, warranties and covenants.

     8.2. MATERIAL ADVERSE CHANGES;  FINANCIAL  STATEMENTS.  Through the Closing
Date:

     (a) Company shall promptly notify Buyer of any event of which it obtains knowledge which has had or is likely to have a material adverse effect on the Business.

     (b) Company shall furnish to Buyer (i) monthly cash-based income statements for Company within fifteen (15) days of the end of the month and (ii) such other reports as Buyer may reasonably request relating to Company.

     (c) Company shall promptly furnish to Buyer copies of all Tax Returns or excerpts thereof filed with any Governmental Authority relating to Company.

     8.3. CONDUCT OF BUSINESS. Between the date that this Agreement is executed and the Closing Date, Company covenants and agrees that Company shall not without the prior written consent of Buyer, unless otherwise permitted by this
Agreement:

     (a) conduct the Business in any manner except in the ordinary course consistent with past practices;

     (b) issue, sell or deliver, split, reclassify, combine or otherwise adjust, any stock, bonds or other securities of which Company is the issuer (whether authorized and unissued or held in treasury), or grant or issue any options, warrants or other rights (including convertible securities) calling for the issue thereof;

     (c) borrow any funds or incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except with respect to liabilities and obligations arising in the ordinary course of business and consistent with past amounts and practice;

     (d) mortgage or pledge any of its assets, tangible or intangible;

     (e) except in the ordinary course of business, sell, lease, exchange or otherwise transfer, or agree to sell, lease, exchange or otherwise transfer, any of its material assets, property or rights or cancel any debts or claims;

     (f) grant any right of first refusal, option or similar contract to purchase any of the assets, property or rights used in the Business or held by Company;

     (g) except in the ordinary course of business or as required by Law, make or agree to any material amendment to or termination of any FCC License relating to the Business or to which Company is a party;

     (h) except as required by Law, adopt, any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, severance or other employee benefit plan, payment or arrangement or, except in the ordinary course of business, enter into any employment, consulting or management contract;

     (i) merge or consolidate with any other corporation, acquire control of any other corporation or business entity, or take any steps incident to, or in furtherance of, any of such actions, whether by entering into an agreement providing therefore or otherwise;

     (j) make any tax election inconsistent with past practice or Buyer's interests, or except as required by Law or GAAP, make any material alteration in the manner of keeping its books, accounts or records, or in the accounting practices therein reflected;

     (k) solicit, either directly or indirectly, initiate, encourage or accept any offer for the purchase or acquisition of the Business, Company or any of their respective assets by any party other than Buyer;

     (l) set aside or pay any dividend on Shares or property or directly or indirectly redeem, purchase or otherwise acquire any of its own stock or debt, or make any other distributions of its assets to its Shareholder provided that, one day prior to the Closing, Company shall be specifically permitted to dividend or otherwise pay to Allied the amount of all cash held by the Company, the Business or the Station;

     (m) amend or alter the Certificate of Incorporation or Bylaws or other charter documents of Company;

     (n) enter into, extend (except as required by the terms thereof) or amend any Material Contract, other than with respect to Contracts for the purchase, production, distribution or licensing of programming in the ordinary course of business and consistent with prior practice;

     (o) enter into any other transactions involving liabilities of more than $25,000.00 on the part of Company;

     (p) terminate without comparable replacement or fail to renew any insurance coverage applicable to the assets or properties of Company; or

     (q) compromise or settle any claims or rights for or having a value, in excess of $25,000.00.

     8.4. DAMAGE.

          (A) RISK OF LOSS. The risk of loss or damage, confiscation or condemnation of the Business, the Station and all associated assets shall be borne by Company at all times prior to Closing. In the event of material loss or damage, Company shall promptly notify Buyer thereof and use commercially reasonable efforts to repair, replace or restore the lost or damaged property to its former condition as soon as possible. If the cost of repairing, replacing or restoring any lost or damaged property is Twenty-Five Thousand Dollars ($25,000) or less, and Company has not repaired, replaced or restored such property prior to the Closing Date, Closing shall occur as scheduled and Buyer may deduct from the principal amount of the Promissory Note to be delivered at Closing the amount necessary to restore the lost or damaged property to its former condition. If the cost to repair, replace, or restore the lost or damaged property exceeds Twenty-Five Thousand Dollars ($25,000), and Company has not repaired, replaced or restored such property prior to the Closing Date to the satisfaction of Buyer, Buyer may, at its option:

            (1) elect to consummate the Closing in which event Buyer may deduct from the principal amount of the Promissory Note to be delivered at Closing the amount necessary to restore the lost or damaged property to its former condition less the proceeds payable under any applicable insurance policies with respect to such claim; or

            (2) elect to postpone the Closing, with prior consent of the Commission if necessary, for such reasonable period of time (not to exceed ninety (90) days) as is necessary for Company to repair, replace or restore the lost or damaged property to its former condition. If, after the expiration of such extension period the lost or damaged property has not been fully repaired, replaced or restored to Buyer's reasonable satisfaction, Buyer may terminate this Agreement, and the parties shall be released and discharged from any further obligation hereunder.

          (B) FAILURE OF BROADCAST TRANSMISSIONS. Company shall give prompt written notice to Buyer if any of the following (a "Specified Event") shall occur and continue for a period of more than four (4) hours (except for routine maintenance): (i) the transmission of the regular broadcast programming of the Station in the normal and usual manner is interrupted or discontinued; or (ii) the Station is operated at less than its licensed antenna height above average terrain or at less than eighty percent (80%) of its licensed effective radiated power. If, prior to Closing, the Station has not operated at its licensed operating parameters for more than thirty-six (36) hours (or, in the event of force majeure or utility failure affecting generally the market served by the Station, ninety-six (96) hours), whether or not consecutive, during any period of thirty (30) consecutive days, or if there are three (3) or more Specified Events each lasting more than four (4) consecutive hours, then Buyer may, at its option: (i) terminate this Agreement, or (ii) proceed in the manner set forth in
Section 8.4(a)(1) or 8.4(a)(2). In the event of termination of this Agreement by Buyer pursuant to this Section, the parties shall be released and discharged from any further obligation hereunder.

          (C) RESOLUTION OF DISAGREEMENTS. If the parties are unable to agree upon the extent of any loss or damage, the cost to repair, replace or restore any lost or damaged property, the adequacy of any repair, replacement, or restoration of any lost or damaged property, or any other matter arising under this Section, if the amount in issue is less than $25,000, Buyer shall deduct its reasonable estimated cost (less proceeds payable under any applicable insurance policy) from the Purchase Price. If either party believes the amount to be greater than $25,000 and Buyer is seeking compensation from Company for that greater amount, then the parties shall enter into negotiations in an attempt to reach a satisfactory resolution. If after a thirty-day negotiation period the parties fail to reach an agreement, then either Company or Buyer may terminate this Agreement and shall be released and discharged from any further obligation hereunder.

          (D) ADMINISTRATIVE VIOLATIONS. If Company receives any finding, order, complaint, citation or notice prior to Closing which states that any aspect of the Business' operation violates or may violate any rule, regulation or order of the Commission or of any other Governmental Authority (an "Administrative Violation"), including, any rule, regulation or order concerning environmental protection, the employment of labor or equal employment opportunity, Company shall promptly notify Buyer of the Administrative Violation, use commercially reasonable efforts to remove or correct the Administrative Violation, and be responsible prior to Closing for the payment of all costs associated therewith, including any fines or back pay that may be assessed.

     8.5. CONTROL OF STATION. The Transaction shall not be consummated until after the Commission has given its written consent thereto and between the date of this Agreement and the

Closing Date, Shareholder and Company shall control, supervise and direct the operation of the Station.

     8.6. COOPERATION WITH RESPECT TO FINANCIAL AND TAX MATTERS. From the date of Closing and for a period of three (3) years thereafter, Allied shall provide Buyer with such cooperation and information as Buyer shall reasonably request in
Buyer's: (i) filing of any tax return, amended return or claim or refund, (ii) determining a liability for taxes or a right to a refund of taxes, (iii) participating in or conducting any audit or proceeding in respect of taxes or
(iv) analysis and review of the Statements. Such cooperation and information shall include providing copies of relevant tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by tax authorities. Allied shall make the Company's independent accounting firm and the information relied upon by that firm, available to provide explanations of any documents or information provided hereunder. Such cooperation shall not mean that Allied is required to bear responsibility for any out-of-pocket expenses incurred (although Allied remains liable for its indemnification obligations if any under Section 10.1). Should Allied's cooperation pursuant to this Section result in any out-of-pocket expense, then Allied shall be entitled to reimbursement from Buyer. However, if Allied's total out-of-pocket expense would at any time exceed $10,000, then Allied shall inform Buyer prior to incurring such expense. Should Buyer decline to accept responsibility for total out-of-pocket expenses in excess of $10,000, then Allied's cooperation pursuant to this Section shall be limited to efforts that do not result in Allied incurring out-of-pocket expenses in excess of $10,000. Any information obtained under this Section shall be kept confidential, except as may be otherwise necessary in connection with the filing of tax returns or claims for refund or in conducting an audit or other proceeding.

     8.7. BANK ACCOUNTS. Buyer will establish a new bank account on behalf of the Company upon Closing. Allied shall maintain the preexisting bank account solely to collect accounts receivable and pay accounts payable and such preexisting account shall be closed within one hundred eighty (180) days of Closing.

     8.8. CLOSING OBLIGATIONS. Company and Buyer shall make commercially reasonable efforts to satisfy the conditions precedent to Closing.

     8.9. TIME BROKERAGE AND OPERATING AGREEMENT. After execution of this Agreement, Company and Buyer shall cooperate in good faith and use commercially reasonable efforts to enter into a Time Brokerage Agreement (?TBA) that would be effective after execution of this Agreement and would permit Buyer to program up to 24 hours per day, 7 days per week of the Station's programming subject to Company's obligation to provide programming responsive to the community's needs. Such agreement would contain terms and conditions standard in the broadcasting industry for these types of arrangements, provided, that the TBA shall also contain provisions modifying or waiving certain representations and warranties of the Company with respect to conditions or events that may be modified consistent with Buyer's obligation under the TBA.

9. CONDITIONS PRECEDENT.

     9.1. MUTUAL CONDITIONS. The respective obligations of Buyer, Shareholder, Company and Allied to consummate the Transaction are subject to the satisfaction of each of the following conditions:

          (A) APPROVAL OF TRANSFER OF CONTROL APPLICATION. The Commission shall have granted the Transfer of Control Application, and such grant shall have become a Final Order.

          (B) ABSENCE OF LITIGATION. As of the Closing Date, no litigation, action, suit or proceeding enjoining, restraining or prohibiting the consummation of the Transaction shall be pending before any court, the Commission or any other Governmental Authority or arbitrator; provided, however, that this Section may not be invoked by a party if any such litigation, action, suit or proceeding was solicited or encouraged by, or instituted as a result of any intentional act or omission of, such party.

     9.2. ADDITIONAL CONDITIONS TO BUYER'S OBLIGATION.

     In addition  to the  satisfaction  of the mutual  conditions  contained  in
Section 9.1, the obligation of Buyer to consummate the Transaction is subject, at Buyer's option, to the satisfaction or waiver by Buyer of each of the following conditions:

          (A) REPRESENTATIONS AND WARRANTIES. Unless otherwise set forth therein, the representations and warranties of Company and Shareholder to Buyer shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made.

          (B) COMPLIANCE WITH CONDITIONS. All of the terms, conditions and covenants to be complied with or performed by Company and Shareholder on or before the Closing Date under this Agreement and Company Documents shall have been duly complied with and performed in all material respects.

          (C) DISCHARGE OF LIENS.

            (1) Company shall have obtained and delivered to Buyer, at Company's expense, at least 10 days prior to Closing, a report prepared by C.T. Corporation System (or similar firm reasonably acceptable to Buyer) showing the results of searches of lien, tax, judgment and litigation records, demonstrating that the Company and Business are free and clear of all liens, security interests and encumbrances except the Allied Indebtedness) and any Indebtedness to be satisfied at Closing and that there are no judgments or pending litigation. The record searches described in the report shall have taken place no more than 15 days prior to the Closing Date.

            (2) Buyer shall have received a certificate, dated the Closing Date, and signed by the President of Company to the effect that Company has no Indebtedness except payables in the ordinary course and the Allied Indebtedness which shall be discharged in full at Closing. Buyer shall also have received such releases and UCC termination statements as it may reasonably request in connection with the discharge of any Indebtedness, including the Allied Indebtedness.

          (D) THIRD-PARTY CONSENTS. Company shall have obtained any requisite third-party consents relating to Material Contracts or other approvals which may be necessary to consummate the Transaction. The consents from each landlord under the leases for the Studio Site and the Transmitter Site shall state (i) that such lease is in full force and effect and has not been amended or modified; (ii) the date to which all rent and/or other payments due thereunder have been paid; and (iii) that Company is not in breach or default under such lease, and that no event has occurred that, with notice or the passage of time or both, would constitute a breach or default thereunder by Company.

          (E) FINANCIAL STATEMENTS. The information set forth in the Station's Statements for the year ending December 31, 1996, and for the period ending thirty (30) days prior to the Closing Date fairly and accurately reflect the performance and results of operation of the Business and the Station for those periods.

          (F) SALES AND CUSTOMER INFORMATION. The sales and customer information provided in Schedule 9.2 are accurate and complete in all material respects.

          (G) OPINION OF COMPANY'S COUNSEL. At Closing, Company and Shareholder shall deliver to Buyer the written opinion or opinions of Company's counsel, dated the Closing Date, in scope and form satisfactory to Buyer, to the following effect:

            (i) Company is a corporation validly existing and in good standing under the laws of the District of Columbia and has all requisite corporate power and authority to enter into and perform this Agreement.

            (ii) This Agreement the Note, the Guaranty and Security Agreement, the UCCs, the Stock Pledge Agreement, and the Warrant (the "Security Documents") have been duly executed and delivered by Company and such action has been duly authorized by all necessary corporate action. This Agreement and the Security Documents constitute the legal, valid, and binding obligation of Company, enforceable against Company in accordance with their terms, subject to bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and similar laws relating to or affecting creditors' and other obligees' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

            (iii) None of (a) the execution and delivery of this Agreement and the Security Documents, (b) the consummation of the Transaction, or (c) compliance with the terms and conditions of this Agreement will, with or without the giving of notice or lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Company's articles of incorporation or bylaws, any law, rule, regulation or other requirement of any

Governmental Authority, or any judgment, decree, order, material agreement, material lease or other material instrument known to counsel to which Company is a party or by which Company, the Business or the Station is bound.

            (iv) To counsel's knowledge, counsel is not representing or advising Company as to any pending or threatened suit, action, claim or proceeding that questions or may affect the validity of any action to be taken by Company pursuant to this Agreement or that seeks to enjoin, restrain or prohibit Company from carrying out the Transaction.

            (v) To counsel's knowledge, counsel is not representing or advising Company as to any outstanding judgment, or any pending or threatened suit, action, claim or proceeding (other than proceedings affecting radio broadcasters generally) that could reasonably be expected to have an adverse effect upon the Station's assets or upon the business or operations of the Station after Closing.

            (vi) Company is the authorized holder of the FCC Licenses, the FCC Licenses are in full force and effect, and the FCC Licenses are not the subject of any pending license renewal application. The FCC Licenses set forth on
Schedule 5.4 constitute all FCC licenses and authorizations issued in connection with the operation of the Station. There are no applications pending before the Commission with respect to the Station.

            (vii) The Commission has consented to the assignment of the FCC Licenses to Buyer and that consent has become a Final Order.

            (viii) To the best of such Counsel's knowledge, there is no Commission investigation, notice of apparent liability or order of forfeiture, pending or outstanding against the Station, or any complaint, petition to deny or proceeding against or involving Company or the Station pending before the Commission.

            (ix) Shareholder holds title to 100 shares of common stock and no shares of preferred stock, and such Shares are owned free and clear of any Encumbrance. The Shares are validly issued, fully paid and nonassessable. The Shares constitute all the issued and outstanding shares of capital stock of Company. To counsel's knowledge, there are no outstanding stock options or stock appreciation rights granted by Shareholder or Company to any person or entity exercisable now or in the future. To counsel's knowledge, Shareholder has no outstanding subscriptions, warrants, calls, commitments or agreements to issue or to repurchase any shares of his stock or other securities, including any right of conversion or exchange under any outstanding security or other instrument. There are no unsatisfied preemptive rights to which Shareholder is entitled.

     The foregoing opinions shall be for the benefit of and may be relied on by Buyer and Buyer's lenders (specifically identified by Buyer on or before the Closing Date). In rendering such opinions, Company's counsel may rely upon: (a) corporate records of Company, (b) files and records of the FCC, (c) certificates of public officials; and (d) certificates and representations of the Company and its officers. The opinion may be given as if the law of the District of Columbia applicable to transactions in that jurisdiction applies.

          (H) FINAL ORDER. The Commission's action granting the Transfer of Control Application shall have become a Final Order.

          (I) CLOSING DOCUMENTS. At the Closing Company and Shareholder shall deliver to Buyer (i) such instruments of conveyance as are necessary to vest in Buyer title to the Shares, all of which documents shall be dated as of the Closing Date, duly executed by Company and in form reasonably acceptable to Buyer; (ii) a certificate, dated the Closing Date, executed by Company's President certifying as to those matters set forth in Section 9.2(a) and (b); and (iii) copies of Company's corporate resolutions authorizing the Transaction, each certified as to accuracy and completeness by Company's Secretary.

          (J) RESIGNATION OF DIRECTORS AND OFFICERS. All the directors and officers of Company identified in an Incumbency Certificate executed by the President, shall have submitted their resignations in writing to Company. Such resignations shall be effective as of the Closing.

          (K) STOCK CERTIFICATES. Buyer shall receive at Closing duly executed stock certificates for the shares documenting transfer of the Shares to Buyer.

          (L) RECORDS. Buyer shall receive at Closing the original corporate records of Company and original copies of the Station Records.

          (M) INSURANCE POLICIES. Buyer shall receive at Closing all contracts of insurance (including any cash surrender value thereof).

          (N) BROKERAGE FEE. Company shall have paid at Closing the fee due to Blackburn & Co., Inc.

          (O) ACCOUNTS PAYABLE. Allied shall deliver a document stating that all Accounts Payable that have accrued up until the date of Closing shall be satisfied within 30 days of receipt of notice that the Account Payable is due.

          (P) TRADE AND BARTER. At the Closing, Company shall deliver a certificate to the effect that all advertising time pursuant to trade and barter agreements entered into prior to Closing shall have been fully satisfied and that there is no remaining obligation to provide advertising time pursuant to such contracts.

          (Q) ALLIED INDEBTEDNESS. At the Closing, the Allied Indebtedness shall be discharged, all loan documents shall be marked as paid, all pledged collateral shall be returned to the Company and any financing statements required to release liens on the Company's assets shall be executed by Allied and delivered to the Company.

     9.3. ADDITIONAL CONDITIONS TO COMPANY'S SHAREHOLDER'S AND ALLIED'S OBLIGATION. In addition to satisfaction of the mutual conditions contained in
Section 9.1 the obligation of Company, Shareholder and Allied to consummate the Transaction is subject, at Company's, Shareholder's and Allied's option, to the satisfaction or waiver by Company, Shareholder and Allied of each of the following conditions:

          (A) REPRESENTATIONS AND WARRANTIES. Unless otherwise set forth therein, the representations and warranties of Buyer to Company and Shareholder shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as if then made.

          (B) COMPLIANCE WITH CONDITIONS. All of the terms, conditions and covenants to be complied with or performed by Buyer on or before the Closing Date under this Agreement shall have been duly complied with and performed in all material respects.

          (C) OPINION OF BUYER'S COUNSEL. At Closing, Buyer shall deliver to Shareholder the written opinion of Buyer's counsel, dated the Closing Date, in scope and form reasonably satisfactory to Company, to the following effect:

            (i) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into and perform this Agreement.

            (ii) This Agreement, the Note, the Guaranty and Security Agreement, the UCCs, the Stock Pledge Agreement, and the Warrant (the "Security Documents") have been duly executed by Buyer, and such action has been duly authorized by all necessary corporate action. This Agreement and the Security Documents constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, subject to bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium, and similar laws relating to or affecting creditors' and other obligees' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

            (iii) None of (a) the execution and delivery of this Agreement and the Security Documents, (b) the consummation of the Transaction, or (c) compliance with the terms and conditions of this Agreement will, with or without the giving of notice, lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under or violate Buyer's articles of incorporation or by-laws, or, to the knowledge of counsel, any judgment, decree, order, agreement, indenture, lease or other instrument to which Buyer is a party or by which Buyer may be bound identified by Buyer on a certificate attached to the opinion as being material to the Transaction.

            (iv) To the knowledge of counsel, no suit, action or proceeding is pending or threatened that questions or may affect the validity of any action to be taken by Buyer pursuant to this Agreement, or that seeks to enjoin, restrain or prohibit Buyer from carrying out the Transaction.

     The foregoing opinions shall be for the benefit of and may be relied on by Shareholder. In rendering such opinions, Buyer's counsel may rely upon such corporate records of Buyer, such certificates of public officials and officers of Buyer. Any opinion concerning the enforceability of this Agreement may be based on the laws of the District of Columbia applicable to transactions in that jurisdiction.

          (D) PAYMENT. Buyer shall have delivered executed copies of:

            (i) the Promissory Note;

            (ii) the Stock Pledge Agreement;

            (iii) the Guaranty and Security Agreement;

            (iv) the Warrant; and

            (v) UCC  statements  to secure the pledge of stock and assets of the
                Company.

          (E) CLOSING  DOCUMENTS.  Buyer shall deliver to Company at the Closing
(i) copies of Buyer's corporate resolutions authorizing the Transaction certified as to accuracy and completeness by Buyer's Secretary; and (ii) a certificate, dated the Closing Date, executed by Buyer's President certifying as to those matters set forth in Section 9.3(a) and (b).

          (F) ACCOUNTS RECEIVABLE. Buyer shall deliver a document stating that all Accounts Receivable that have accrued up until the date of Closing and all cash on hand, if any, shall be the property of Allied from and after the date of Closing and stating that the Buyer shall collect Accounts Receivable on Allied's behalf in a reasonable and customary manner.

10. INDEMNIFICATION.

     10.1. OBLIGATIONS OF ALLIED. Subject to the limitations of Sections 10.6 and 10.7, Allied agrees to indemnify and hold harmless (after the Closing) Buyer, and its respective directors, officers, employees, affiliates, agents and assigns from and against any and all Loss of Buyer or Company, directly or indirectly, resulting from, based upon or arising out of:

          (a) any inaccuracy in or breach of any of the representations or warranties made by Company or Shareholder in or pursuant to this Agreement; or

          (b) the failure of Allied, Shareholder or Company to perform any covenant or obligation of this Agreement relating to the period before the Closing Date or of Allied after the Closing Date; or

          (c) any liability for Taxes or Indebtedness of Company incurred prior to the Closing; or

          (d) any liability for the funding of, payment from or claim against any Employee Benefit Plans arising prior to the Closing Date; or

          (e) third party claims resulting from the actions of Shareholder or Company in the conduct of the Business prior to the Closing Date.

     10.2. OBLIGATIONS OF BUYER. Buyer agrees to indemnify and hold harmless (after the Closing) Shareholder from and against any Loss of Shareholder, directly or indirectly, resulting from, based upon or arising out of:

          (a) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement; or

          (b) except as to matters as to which Buyer is indemnified under the terms of Section 10.1, third party claims (in contract, tort or otherwise) resulting from the actions of Buyer or Company and its conduct of the Business after Closing; or

          (c) any liability for Taxes or Indebtedness of Company incurred after the Closing.

     10.3. PROCEDURE.

          (a) NOTICE. Any party seeking indemnification with respect to any Loss pursuant to Section 10.1 or 10.2 shall give notice to the party required to provide indemnity hereunder (the "Indemnifying Party"); provided however that any delay in giving notice shall not release the Indemnifying Party from its obligations (i) except to the extent the Indemnifying Party is actually prejudiced thereby or (ii) unless the Indemnifying Party is thereby precluded from defending or approving settlement of the claim.

          (b) DEFENSE. If any claim against an Indemnified Party shall arise by reason of any claim made by third parties against it, the Indemnifying Party shall have the right to assume the defense of the matter giving rise to the claim for indemnification through counsel of its selection reasonably acceptable to the Indemnified Party at the Indemnifying Party's expense, and the Indemnified Party shall have the right, at its own expense, to employ counsel to represent it, which counsel shall act in an advisory capacity only. The Indemnified Party shall cooperate fully to make available to the Indemnifying Party all pertinent information under the Indemnified Party's control as to the claim and shall make its appropriate personnel, if any, available for any discovery, trial or appeal. If the Indemnifying Party fails or refuses to undertake the defense within 30 days after receiving the indemnification notice, the Indemnified Party shall have the right to assume the defense of such matter on behalf of and for the account of the Indemnifying Party; provided, however, that unless the Indemnifying Party has refused to undertake the defense, the Indemnified Party shall not settle or compromise any claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party may settle without the consent of the Indemnified Party any claim for money at any time, if at its sole expense and if there is no adverse impact on the Indemnified Party, no fault is assessed against the Indemnified Party and the Indemnified Party is unconditionally released from all further potential liability in connection therewith.

     10.4. REMEDIES CUMULATIVE. Each party to this Agreement shall have and retain all rights and remedies set forth in this Agreement and all of the rights and remedies such parties have at law or equity.

     10.5. NOTICE. Each party agrees to notify the other of any liabilities, claims or misrepresentations, breaches or other matters covered by this Section 10 upon discovery or receipt of notice thereof.

     10.6. THRESHOLD CONCERNING SECTION 10.1. Notwithstanding anything to the contrary in Section 10.1, the parties shall not be entitled to indemnity under
Section 10.1(a) unless the aggregate Loss indemnified against thereunder exceeds $25,000.00 (in which case, the Indemnified Party shall be entitled to recovery from the Indemnifying Party the full amount of the Loss).

     10.7. SURVIVAL OF REPRESENTATIONS. The representations and warranties of the parties set forth in this Agreement or in any certificate, document or instrument delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the preceding sentence, any claims or actions with respect thereto shall terminate unless notice of such claim or action is given to the party against whom indemnification is sought within one year of the Closing Date, unless such claims arise under Sections 5.1, 5.2, or 5.4, in which case the survival period shall be eighteen (18) months, or unless such claims arise under Sections 5.10, 5.18, 5.22, 5.23 and 6.2, in which case the survival period shall be three (3) years.

     10.8. TAX RETURNS.

          (A) PREPARATION AND FILING OF RETURNS FOR PRE-CLOSING PERIODS. Company shall be responsible for the initial preparation and timely filing of all Federal, State, and local income tax returns of the Company for taxable periods actually ending on or before the Closing Date. Buyer shall have the right, directly and through its designated representatives, to review at its expense any such returns that pertain to the Company at least 30 days prior to the filing thereof. Company agrees not to take any position or make any election on any such return inconsistent with prior reporting practices without the prior written consent of Buyer, if the effect of any such election or position may be to increase the Taxes of the Company thereof from taxable periods (or portions thereof) beginning after the Closing Date or to file for an extension on the due date for any tax return without first obtaining Buyer's consent. Allied will forward any "separate company" state and local returns due after the Closing Date to Buyer, together with any necessary payment of Tax, interest or penalties, if applicable, for signature and filing at least 15 days prior to the due date of such returns.

          (B) PREPARATION AND FILING OF RETURNS FOR POST-CLOSING PERIODS. Buyer shall cause to be prepared, and filed, all income tax returns of the Company for all taxable periods beginning and ending after the Closing.

     10.9. ALLOCATION OF TAX LIABILITY.

          (A) To the extent permitted by applicable law, the parties hereto agree to cause federal, state and local tax periods of the Company to be closed at the close of business on the Closing Date. In the event applicable law does not permit the closing of any such period, the allocation of tax liability shall be made in accordance with Section 10.9 (b).

          (B) In the case of a tax return for the taxable period beginning before and ending after the Closing Date ("Overlap Period") based upon income or gross receipts, the amount of taxes attributable to any Pre-Closing Period or Post-Closing Period included in the Overlap Period shall be determined by closing the books of the Company as of the close of business on the Closing Date and by treating each of such Pre-Closing Period and Post-Closing Period as a separate taxable year, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis. If the liability for the Taxes for an Overlap Period is determined on a basis other than income or gross receipts, the amount of Taxes attributable to any Pre-Closing Period included in the Overlap Period shall be equal to the amount of Taxes for the Overlap Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period included in the Overlap Period and the denominator of which is the total number of days in the Overlap Period, and the amount of such Taxes attributable to any Post-Closing Period included in an Overlap Period shall be the excess of the amount of Taxes for the Overlap Period over the amount of Taxes attributable to the Pre-Closing Period.

     10.10. ACCOUNTS PAYABLE. Following the Closing Date, Allied shall promptly pay all Accounts Payable arising from the operation of the Company, the Business or the Station prior to the Closing Date.

11. DEFAULT AND REMEDIES.

     11.1. OPPORTUNITY TO CURE. If any party believes the other to be in material breach hereunder, the former party shall provide the other with written notice specifying in reasonable detail the nature of such breach. If the material breach has not been cured by the earlier of: (a) the Closing Date, or
(b) within 20 days after delivery of that notice (or such additional reasonable time as the circumstances may warrant provided the party in breach undertakes diligent, good faith efforts to cure the breach within such 20-day period and continues such efforts thereafter), then the party giving such notice may consider the other party to be in default and exercise the remedies available to such party pursuant to this Section, subject to the right of the other party to contest the alleged default through appropriate proceedings.

     11.2. COMPANY'S, SHAREHOLDER'S AND ALLIED'S REMEDIES. Buyer recognizes that if the Transaction is not consummated as a result of Buyer's default, Company and Allied may be entitled to compensation the extent of which is difficult and impractical to ascertain. To avoid this problem, the parties agree that, if the Transaction is not consummated due to the default of Buyer, then Company, Shareholder and Allied, provided that neither Company, Allied nor Shareholder is in default or has otherwise failed to comply with their respective obligations under this Agreement, shall be entitled to payment from Buyer of One Hundred Thousand Dollars ($100,000). The parties agree that this sum shall constitute liquidated damages and shall be in lieu of any other relief to which Company, Shareholder and/or Allied might otherwise be entitled due to Buyer's failure to consummate the Transaction as a result of a default by Buyer.

     11.3. BUYER'S REMEDIES. Company, Allied and Shareholder agree that the Shares represent an interest in unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, Buyer shall have the right specifically to enforce Company's, Shareholder's and Allied's performance under this Agreement, and Company, Shareholder and Allied agree (i) to waive the defense in any such suit that Buyer has an adequate remedy at law and (ii) to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy. If Buyer elects to terminate this Agreement as a result of Company's or Shareholder's or Allied's default instead of seeking specific performance, Buyer shall be entitled to cash in the amount of One Hundred Thousand Dollars ($100,000) which amount shall represent liquidated damages and shall be in lieu of any other relief to which Buyer might otherwise be entitled due to Company's, Shareholder's or Allied's failure to consummate the Transaction as a result of a default by Company, Shareholder or Allied.

12. CANCELLATION OF AGREEMENT.

     12.1.   TERMINATION   OF  AGREEMENT.   Anything   herein  to  the  contrary
notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate at any time before the Closing as follows:

          (A)  DAMAGE TO  STATION.  By Buyer upon  written  notice  pursuant  to
Section 8.4(a) or 8.4(b) or either party upon written notice pursuant to Section 8.4(c).

          (B) MUTUAL CONSENT. By mutual consent in writing by Buyer, Company and Shareholder.

          (C) MATERIAL BREACH. Except as otherwise set forth in the provisions of Section 8.4, by Buyer or Company, provided such party (which in the case of Company includes

Shareholder) is not in material breach of this Agreement, if there has been a material misrepresentation or other material breach by the other party (and in the case of Company by Shareholder) of any representation, warranty or covenant set forth herein; provided, however, that the non-breaching party shall not be excused from its obligations under this Agreement (i) if such breach (other than Buyer's failure to deliver the Promissory Note and related Buyer Documents) is susceptible to cure and the breaching party cures such breach within 20 days after receipt of notice of such breach from the other party or provides assurances reasonably satisfactory to the other party that the breach will be cured prior to Closing or (ii) if such breach gives rise solely to money damages that can readily be ascertained or estimated with reasonable accuracy and the breaching party tenders such amount to the other party within 20 days after receipt of notice of such breach.

          (D) BANKRUPTCY; RECEIVERSHIP. By Buyer, if any of the following events shall have occurred with respect to Company: (i) it has been adjudicated a bankrupt or insolvent or has admitted in writing its inability to pay its debts as they mature or has made an assignment for the benefit of creditors, or has applied for or consented to the appointment of a trustee or receiver for it or for the major part of its property; (ii) a trustee or receiver has been appointed for it or for any part of its property without its consent and such action is not resolved or canceled within sixty (60) days; or (iii) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of creditors, have been instituted by or against it and remain undismissed for 60 days or longer.

          (E) FCC APPROVAL. By any party to this Agreement, provided such party is not otherwise in default, if a Final Order granting the Transfer of Control Application is not obtained within nine (9) months after the date of Public Notice announcing the FCC's acceptance of the Transfer of Control Application for filing.

13. GENERAL PROVISIONS.

     13.1. FEES. All Commission filing fees for the Transfer of Control Application shall be paid one-half by Allied and one-half by Buyer. All other expenses incurred in connection with this Agreement or the Transaction shall be paid by the party incurring those expenses whether or not the Transaction is consummated.

     13.2. NOTICES. All notices, requests, demands and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when (a) delivered personally (which shall include delivery by Federal Express or other recognized overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such communication is intended,
(b) delivered by facsimile transmission with confirmation of receipt or (c) five business days after the date mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (i)      If to Company or Shareholder:

                           Mr. G. Cabell Williams, III
                           Broadcast Holdings, Inc.
                           c/o Allied Capital Corporation
                           1666 K Street, N.W., 9th Floor
                           Washington, D.C. 20006
                           Fax: (202) 659-2053

                           with a copy (which shall not constitute notice) to:

                           Lewis J. Paper, Esquire
                           Dickstein Shapiro Morin and Oshinsky, LLP
                           2101 L Street, N.W.
                           Washington, D.C. 20037
                           Fax: (202) 887-0689

                  (ii)     If to Buyer:

                           Mr. Alfred C. Liggins, III, President
                           WYCB Acquisition Corporation
                           5900 Princess Garden Parkway
                           8th Floor
                           Lanham, Maryland 20706
                           Fax: (301) 306-9694

                           with a copy (which shall not constitute notice) to:

                           Linda J. Eckard, Esquire
                           Davis Wright and Tramaine
                           1155 Connecticut Avenue, N.W.
                           Suite 700
                           Washington, DC  20036-4313
                           Fax: (202) 508-6600

                  (iii) If to Allied:

                           Ms. Gay Truscott
                           Allied Capital Financial Corporation
                           Allied Investment Corporation
                           1666 K Street, N.W., 9th Floor
                           Washington, D.C. 20006
                           Fax: (202) 659-2053

Any party may change its address for notices by written notice to the other given pursuant to this Section. Any notice purportedly given by a means other than as set forth in this Section shall be deemed ineffective.

     13.3. ASSIGNMENT. No party may assign this Agreement without the express prior written consent of the other parties, except that, Buyer may assign its rights and obligations pursuant to this Agreement without Company's or Shareholder's consent prior to Closing to (i) an entity which is a subsidiary or parent of Buyer or to an entity owned or controlled by Buyer or its principals or (ii) to Buyer's lenders as collateral for any indebtedness incurred by Buyer; and subsequent to Closing to (a) any entity which acquires all or substantially all of the Shares or assets of Company or (b) to Buyer's lenders as collateral for any indebtedness incurred by Buyer. As part of any permitted assignment, Buyer's assignee shall assume in writing Buyer's indemnification obligations in
Section 10 and any and all of Buyer's other obligations hereunder, and provided that no such assignment shall discharge Buyer of its financial obligations hereunder. Subject to the foregoing, this Agreement shall be binding on, inure to the benefit of, and be enforceable by the original parties hereto and their respective successors and permitted assignees.

     13.4. EXCLUSIVE DEALINGS. For so long as this Agreement remains in effect, neither Company nor any person acting on Company's behalf shall, directly or indirectly, solicit or initiate any offer from, or conduct any negotiations with, any person or entity concerning the acquisition of all or any interest in the Shares or in the assets of the Business, other than Buyer or Buyer's permitted assignees.

     13.5. THIRD PARTIES. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any rights or remedies on any person other than Company, Buyer and their respective successors and permitted assignees; (b) relieve or discharge the obligations or liability of any third party; or (c) give any third party any right of subrogation or action against either Company or Buyer.

     13.6. INDULGENCES. Unless otherwise specifically agreed in writing to the contrary: (a) the failure of any party at any time to require performance by another party of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (b) no waiver by any party of any default by another party shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (c) no extension of time granted by any party for the performance of any obligation or act by any party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     13.7. PRIOR NEGOTIATIONS. This Agreement supersedes in all respects all prior and contemporaneous oral and written negotiations, understandings and agreements between the parties with respect to the subject matter hereof. All of such prior and contemporaneous negotiations, understandings and agreements are merged herein and superseded hereby.

     13.8. SCHEDULES. The Schedules attached hereto or referred to herein are a material part of this Agreement, as if set forth in full herein.

     13.9. ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Schedules to this Agreement and the Buyer Documents set forth the entire understanding between the parties in connection with the Transaction, and there are no terms, conditions, warranties or representations other than those contained, referred to or provided for herein and therein. Neither this Agreement nor any term or provision hereof may be altered or amended in any manner except by an instrument in writing signed by each of the parties hereto.

     13.10. COUNSEL. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement.

     13.11. GOVERNING LAW, JURISDICTION. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Maryland without regard to the choice of law rules utilized in that jurisdiction. Buyer, Company, Shareholder and Allied each (a) hereby irrevocably submit to the jurisdiction of the courts of that state and (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Buyer, Shareholder, Company and Allied each hereby consent to service of process by certified mail at the address to which notices are to be given. Each party agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party may at its option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other party or its assets, may be found.

     13.12. SEVERABILITY. If any term of this Agreement is illegal or unenforceable at law or in equity, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

     13.13. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument. Each fully executed set of counterparts shall be deemed to be an original, and all of the signed counterparts together shall be deemed to be one and the same instrument.

     13.14. FURTHER ASSURANCES. Allied and Shareholder shall at any time and from time to time after the Closing execute and deliver to Buyer such further conveyances, assignments and other written assurances as Buyer may reasonably request to vest and confirm in Buyer (or its assignee) the title and rights to and in all the Shares and/or assets of the Business to be and intended to be transferred, assigned and conveyed hereunder.




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




     IN WITNESS WHEREOF, and to evidence their assent to the foregoing, Company, Shareholder, Allied and Buyer have executed this Option and Stock Purchase Agreement under seal as of the date first written above.

                                            SELLER:

                                            BROADCAST HOLDINGS, INC.

                                            BY:
                                               ---------------------------------
                                                     G. CABELL WILLIAMS, III
                                                     PRESIDENT

                                            SHAREHOLDER  (SOLELY  TO THE  EXTENT
                                            SPECIFICALLY   SET   FORTH  IN  THIS
                                            AGREEMENT   AT   SECTIONS    2.1(B),
                                            2.2(B),  4.1, 6.1,  6.2, 6.3,  11.2,
                                            11.3 AND 13.14):

                                            G. CABELL WILLIAMS, III

                                            BY:
                                               ---------------------------------
                                                     G. CABELL WILLIAMS, III

                                            BUYER:

                                            WYCB ACQUISITION CORP.

                                            BY:
                                               ---------------------------------
                                                     ALFRED C. LIGGINS, III
                                                     PRESIDENT


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




                                            ALLIED CAPITAL FINANCIAL CORPORATION

                                            BY:
                                               ---------------------------------
                                                 NAME:  ________________________
                                                 TITLE: ________________________





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